Exhibit 10.2
SEPARATION AGREEMENT AND RELEASE

THIS SEPARATION AGREEMENT AND RELEASE (the “Agreement”) is made and entered into by and between Dr. James Mond (hereafter “Employee”) and ADMA Biologics, Inc. on behalf of itself and each of its subsidiaries, affiliates, divisions, predecessors, successors, and assigns (hereinafter referred to collectively as the “Company” or “ADMA Biologics”).

Pursuant to the terms and conditions set forth herein and in consideration of the premises and mutual promises contained herein, it is agreed by and between Employee and the Company as follows:

1.           Separation Date:  Employee’s last date of employment with ADMA Biologics was June 8, 2021 (the “Separation Date”).  Employee agrees and represents that from and after the Separation Date, Employee will not be, nor will Employee hold himself out as, an employee, consultant, affiliate or agent of ADMA Biologics. While not an employee of ADMA Biologics after the Separation Date, Employee agrees to abide by the confidentiality and other obligations of this Agreement as set forth herein.

2.         Separation Benefits:  In consideration of the releases and covenants given by Employee as set forth in this Agreement and Employee’s compliance therewith, and provided that Employee signs and does not revoke this Agreement and further complies with its terms and conditions, ADMA Biologics agrees as follows:

(a)        Salary Continuation:  For a period of ten (10) months beginning on August 1, 2021 through May 1, 2022 (the “Severance Period”), the Company will pay Employee on a monthly basis the equivalent of his monthly base salary subject to the tax withholdings used prior to the Separation Date (the “Severance Payments”) paid on the regularly scheduled payroll dates.  The first Severance Payment will be made on the next regularly scheduled payroll date following the Effective Date of this Agreement. Severance Payments are contingent on Employee’s continued compliance with the terms of this Agreement including, but not limited to, cooperation pursuant to Section 8 below.

(b)          Bonus Payment:  The Company will pay employee the total gross sum of $140,000.00, subject to the customary and ordinary tax withholdings, payable as follows: (1) $70,000.00 paid within 30 days of the Effective Date; and (2) $70,000.00 paid at the expiration of the Severance Period.

(c)          Restricted Stock Unit Payment: Employee forfeits all unvested restricted stock units and in lieu thereof the Company shall pay Employee the total gross sum of $175,000.00 subject to the customary and ordinary tax withholdings, payable as follows: (1) 87,500.00 paid within 30 days of the Effective Date; and (2) $87,500.00 paid at the expiration of the Severance Period.

(d)       Exercise Extension:  Employee shall have twenty-four (24) months to exercise any stock option vested as of the Effective Date of this Agreement.  All options remain otherwise subject to the terms and conditions of any plan document and/or grant agreement.

(e)       Repricing Participation:  In the event the Company’s Board of Directors approves a stock option exchange program or other repricing mechanism, then Employee’s vested stock options shall be, subject to the terms and conditions of the Company’s equity incentive plan, able to participate in any such program or repricing that occurs during the Severance Period.  The options are otherwise subject to the terms and conditions of any plan document and/or grant agreement.

(f)          Expense Reimbursement: The Company agrees to reimburse Employee’s relocation expenses in the total gross sum $30,000.00, subject to the customary and ordinary tax withholdings, paid within 30 days of the Effective Date.

(g)        Attorneys’ Fees:  The Company will pay Employee’s legal fees and costs incurred in negotiating this Agreement in the total gross sum of $15,000.00, payable within 30 days of the Effective Date of this Agreement by a check made payable to Neuberger Quinn Gielen Rubin Gibber P.A., One South Street, 27th Floor, Baltimore, MD 21202.  This payment will be reported as “miscellaneous” income on Forms 1099 to be issued to Employee and Neuberger Quinn Gielen Rubin Gibber P.A.  Employee’s counsel will provide the Company with fully executed W-9s for Neuberger Quinn Gielen Rubin Gibber P.A and Employee.

(h)        COBRA:  If Employee timely elects continued health coverage under the Consolidated Omnibus Budget Reconciliation Act (COBRA), the Company agrees to reimburse Employee the same employer premium percentage contribution in effect on the Separation Date through the Severance Period, provided Employee remains eligible for COBRA benefits and does not qualify for health coverage under another employer during this period.  Accordingly, Employee agrees to notify Company as soon as possible after Employee becomes eligible for health insurance coverage under another employer or ceases to be eligible for COBRA benefits.  Notwithstanding the foregoing, if the payments made by the Company under this Section 2(h) would violate the nondiscrimination rules or result in the imposition of penalties under the Patient Protection and Affordable Care Act of 2010 and related regulations and guidance, the parties agree to reform this Section 2(h) as necessary to ensure compliance.  Payment(s) under this Section will be made within fourteen (14) days of submission by Employee of proof of payment.

(i)          Employee acknowledges that Employee would not be entitled to receive the consideration set forth in this Section 2 absent execution of this Agreement and agrees that the amount of the consideration set forth herein is greater than any amount Employee is otherwise entitled to receive from ADMA Biologics, Inc. and/or the Releasees (as that term is defined below) under any law, contract, policy, promise, expectation, or otherwise, either as compensation, wages, commissions, incentives, accrued but unused vacation or paid time off, severance, benefits, reimbursements, damages, or otherwise.  In the event the Internal Revenue Service, or any other state or local taxing entity, or any court or other tribunal of competent jurisdiction, determines that all or part of these payments are remuneration for which any taxes are due and owing by the Company, except the Company’s employer share/contribution, Employee shall be solely responsible for the payment of such taxes.  Employee agrees not to make a claim against the Company for the payment of any such taxes, or for any related interest or penalties.  Employee also agrees to indemnify the Company for any amounts paid, including, but not limited to, interest and penalties, in connection with any taxes that Employee may owe based on these payments.

3.           Business Expense Reimbursement:  The Company will reimburse Employee for all approved and documented business expenses incurred prior to the Separation Date, provided that Employee submits to the Company prior to the Effective Date, an expense report with adequate documentation of such expenses in accordance with the Company’s policies.

4.           Other Rights and Benefits:  As of the Separation Date, Employee’s (i) accrual of paid time off, (ii) participation in any and all health, dental and prescription plans, and (iii) participation in any and all Life, AD&D, long term disability, and 401(k) retirement savings plans will terminate.  Employee’s execution of this Agreement shall not diminish any benefits vested pursuant to the terms of any Employee Retirement Income Security Act of 1974 (ERISA) employee pension or 401(k) benefit plan, which benefits shall continue to be subject to the terms of applicable plan documents.   The Company shall pay Employee for 33.75 hours of vacation/PTO.

5.          Full Discharge of Obligations:  Employee understands and agrees that Employee is not entitled to, and will not receive, any payments or benefits of any kind (including but not limited to wages, bonus payments, incentive compensation payments, or other payments to which Employee otherwise might have been entitled) from the Company except as expressly set forth herein above. Employee further represents that Employee has or will receive all compensation, including salary payments, due and owing through the Separation Date.  In addition, Employee understands and agrees that after the Separation Date, Employee will not accrue any further benefits under any of the Company’s applicable plans.

6.           Release:  As a material inducement to the Company to enter into this Agreement and to give Employee the benefits described above, Employee forever releases and discharges the Company and each of its predecessors, successors, assigns, partners, directors, officers, members, managers, stockholders, employees, representatives, attorneys, agents, divisions, subsidiaries, and affiliates (and the past and present partners, directors, officers, members, managers, stockholders, employees, representatives, attorneys and agents of such divisions, subsidiaries and affiliates), and all persons acting by, through, under, or in concert with any of them (hereinafter the “Releasees”), from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses (including attorneys’ fees and costs actually incurred) of any nature whatsoever, in law or equity, known or unknown, suspected or unsuspected, that Employee and Employee’s issue, heirs, representatives, successors, agents, executors, administrators and assigns ever had, now has or hereafter can, shall or may have for, upon, or by reason of any matter, cause or thing whatsoever through the date of this Agreement, including but not limited to any claims arising out of his employment by the Company and the cessation of such employment; any claims for unpaid wages, back pay, bonuses, incentive pay, vacation pay, legal fees, severance or other compensation; any claims arising under any contracts, express or implied, or any covenant of good faith and fair dealing, express or implied; any tort, including without limitation intentional infliction of emotional distress, defamation, fraud and breach of duty; any legal restrictions on the Company’s right to terminate employees; and any federal, state, local, or other governmental common law, statute, regulation, or ordinance, including without limitation: Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Older Workers’ Benefit Protection Act, the Genetic Information Nondiscrimination Act of 2008, the Worker and Adjustment Retraining Notification (“WARN”) Act, the Illinois WARN statutes, the New Jersey WARN statutes, the New Jersey Law Against Discrimination, the New Jersey Conscientious Employee Protection Act, the New Jersey Family Leave Act, the New Jersey Temporary Disability Benefits Law, the New Jersey Wage Payment Law, the New Jersey Wage and Hour Law, the New Jersey Workers’ Compensation Law, the Americans with Disabilities Act, the Florida Whistleblower Protection Act, the Florida Workers’ Compensation Retaliation provision, the Florida Minimum Wage Act, the Florida Constitution, the Florida Fair Housing Act, the Equal Pay Act, the Employee Retirement Income Security Act, the Rehabilitation Act of 1973, and the Family and Medical Leave Act of 1993, each of the foregoing as amended; provided, however, that nothing contained herein shall serve to waive any (a) claims or rights that, pursuant to law, cannot be legally waived or subject to a release of this kind, such as claims for unemployment or workers’ compensation benefits; (b) rights to vested benefits under any applicable retirement plans as of the Separation Date; (c) rights to vested stock options and rights arising under any stock option agreement and Company equity incentive plan; and/or (d) claims arising under or to enforce the terms of this Agreement. Moreover, nothing herein shall be construed to prohibit Employee from filing a charge with, or participating in any investigation or proceeding conducted by, the Equal Employment Opportunity Commission or a comparable state or local agency (“EEOC”); provided, however, that Employee agrees and covenants to waive his right to recover monetary damages in any such EEOC charge, complaint, or lawsuit filed by Employee or by any other person, organization, or other entity on Employee’s behalf with respect to the claims lawfully released by this Agreement.

7.            Representations:

(a)          The Company represents and acknowledges that it is not aware of any claim, if any, that it may have against Employee as of the signing of this Agreement.

(b)         Employee acknowledges that as an employee of the Company it has been Employee’s obligation to advise the Company completely and candidly of all facts of which Employee is aware that constitute or might constitute violations of the Company’s ethical standards or legal or regulatory obligations.  Employee represents and warrants that Employee is not aware of any such facts or that Employee has previously advised the Company about any such facts. Employee further agrees to advise the Company in the future of all such facts that come to Employee’s attention; and

(c)         Employee, for himself and Employee’s issue, heirs, representatives, successors, agents, executors, administrators, and assigns, represents and warrants that, to the fullest extent permitted by law, Employee has not filed any complaints or charges or lawsuits against the Company with any governmental agency or court.

8.            Cooperation:  Employee and the Company agree that certain matters in which Employee has been involved during his employment may require his cooperation with the Company in the future.  Accordingly, to the extent reasonably requested by the Company and to help ensure a smooth and honorable transition from the Company, during business hours for the duration of the Severance Period, Employee agrees to cooperate with the Company upon its reasonable request to provide assistance via telephone, e-mail or in-person meetings in connection with any matters in which Employee was involved while employed by the Company.  In particular, but without limitation, Employee agrees to make himself reasonably available via telephone, e-mail or in-person meetings during such period to the Company to respond to requests by the Company for information relating to scientific or intellectual property matters within the scope of Employee’s responsibility prior to the Separation Date, including with respect to Company patents, patent applications or other formal intellectual property related documents, any Company-related scholarly articles, any litigation, arbitration or governmental or regulatory inquiry or investigation, or similar proceeding, and to provide truthful testimony to any court, agency or other adjudicatory body.

9.            Confidentiality:  (a) Employee agrees not to disclose, divulge, publish, communicate, publicize, disseminate or otherwise reveal, either directly or indirectly, any Confidential Information (as defined below) to any person, natural or legal, who is not affiliated with the Company (i.e., employees, principal stockholders and directors), otherwise bound by an agreement with the Company or obligation of confidentiality for the benefit of the Company or in need of such information in connection with services to be provided for the benefit of the Company. The term "Confidential Information" means all information in any form relating to the past, present or future business affairs, including without limitation, research, development or business plans, operations or systems, of the Company or a person not a party to this Agreement whose information the Company has in its possession under obligations of confidentiality, which is disclosed by the Company to Employee or which is produced or developed while Employee is an owner of, employee or director of the Company. The term “Confidential Information” shall not include any information of the Company which becomes publicly known through no wrongful act of Employee or is received from a person not a party to this Agreement who is free to disclose it to Employee.  To the fullest extent permitted by law, Employee further agrees not to divulge to anyone (other than the Company or any persons employed or designated by ADMA Biologics), publish, or make use of any such Confidential Information without the prior written consent of the Company.  Employee (i) may make and retain electronic copies of his contact list and calendar and (ii) may retain any documentation relevant to and reasonably necessary to file his income tax returns.  Employee’s obligations in this Section are in addition to any of Employee’s continuing obligations under the Confidentiality, Non-Disclosure, E-Mail, Telephone, Fax and Computer Policy and Agreement, provided to Employee when Employee began employment with the Company (“Confidentiality and Non-Disclosure Agreement”), as well as the Company’s Insider Trading Policy which continuing obligations remain in full force and effect and are expressly incorporated herein.

(b)          Nothing in this Agreement is intended to or shall preclude Employee from: (i) providing truthful testimony on any subject matter in response to a valid subpoena, court order, regulatory request or other judicial, administrative or legal process or otherwise as required by law, in which event Employee shall notify the Company of the anticipated testimony in writing, unless prohibited to do so by law, as promptly as practicable after receiving any such request and at least ten (10) business days prior to providing such testimony (or, if such notice is not possible under the circumstances, with as much prior notice as is possible) so that the Company may seek a protective order or other appropriate remedy; or (ii) reporting, without any prior authorization from, or notification to, the Company, possible violations of federal law or regulation to any governmental agency or entity, including but not limited to the Securities and Exchange Commission, the Department of Justice, Congress, and any agency Inspector General, or making other disclosures that are protected under the whistleblower provisions of federal law or regulation.  If such a protective order or other remedy described in clause (i) of the foregoing sentence is not obtained, or the Company waives compliance with this Agreement, Employee shall furnish only that portion of such subject matter that is legally required and shall exercise all reasonable efforts to obtain reliable assurance that confidential treatment will be accorded to the subject matter to be disclosed.

(c)          Employee is hereby further notified in accordance with the Defend Trade Secrets Act of 2016 that Employee will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (i) is made in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.

(d)         Employee expressly agrees to keep secret and strictly confidential, the circumstances leading up to this Agreement except: (a) with the prior written consent of the Company; (b) to Employee’s attorney or tax preparers, provided such individuals are specifically instructed to maintain such information as confidential and agree to keep said information strictly confidential and not disclose it to others; or (c) as may be required by law, including in response to valid legal process or upon request by a government taxing authority or other government entity.  Moreover, this Agreement and its terms shall not be used or disclosed in any court, arbitration or legal proceedings, except to enforce the provisions of this Agreement, in which case the Agreement shall be filed under seal.  In the event that Employee is compelled to make disclosures related to any released party pursuant to a subpoena or other court process, or Employee has advance notice that a subpoena or other court process may result in the disclosure of confidential information, or Employee should reasonably conclude that a subpoena or other court process may result in the disclosure of Confidential Information, then Employee shall provide advance written notice of such compelled disclosure to the Company within sufficient time for the Company to object to disclosure.  The Employee expressly agrees and acknowledges that the Company may publicly disclose the existence and terms of this Agreement, including through the Company’s filings with the Securities and Exchange Commission.

10.        Return of Company Property:  As of the Effective Date, Employee will have returned to the Company all Confidential Information, files, memoranda, and records, cardkey passes, door and file keys, computer access codes, software, corporate credit card, equipment, including cell phones and computers, and other property which he received, acquired, or prepared in connection with his employment with the Company, and any and all copies, duplicates, reproductions, synopses, and/or excerpts thereof (collectively, “Company Property”). Employee further agrees and certifies herein that by no later than the Effective Date, Employee has permanently and irrevocably deleted any and all intangible Company Property, including any Company emails or documents sent to, by or from any Company employee, including himself, which exists or is stored (i) in any e-mail account; (ii) in any “cloud” account; or (iii) on any computer, tablet, cellular phone or smartphone, the foregoing of which are accessible, controlled, or owned by him.  The consideration detailed in Section 2 above is contingent on Employee’s compliance with his obligations under this Section.

11.         Non-Disparagement:  Employee agrees not to directly or indirectly, or encourage others, to defame, disparage or criticize the Company, its business plan, procedures, products, services, development, finances, financial condition, capabilities or other aspect of its business, or any of its stockholders in any medium (whether oral, written, electronic or otherwise, whether currently existing or hereafter created), to any person or entity, without limitation in time. Nothing in this Agreement is intended to (a) preclude the Employee from making any truthful statement to the extent required by law or by any court, arbitrator, mediator or administrative or legislative body with actual or apparent jurisdiction to order such person to disclose or make accessible such information; or (b) unlawfully impair or interfere with Employee’s rights under Section 7 of the National Labor Relations Act.  The Company agrees to instruct Adam Grossman and Brian Lenz to not directly or indirectly, or encourage others, to defame or disparage Employee in any medium (whether oral, written, electronic or otherwise).  The parties understand that this provision is a material one.

12.          Work Product Assignment: Employee hereby assigns to the Company all of his right, title and interest in and to, and shall disclose promptly to the Company, any and all work product, developments, processes, inventions, ideas and discoveries, and works of authorship developed, discovered, improved, authored, derived, invented or acquired by Employee during the period of his employment by the Company (collectively, "Work Product"), whether or not during business hours, that are either related to the scope of Employee 's employment by the Company or make use, in any manner, to the dedicated resources of the Company, and agrees that such Work Product shall be and shall remain the exclusive property of the Company. The parties hereto understand that the term Work Product includes, but is not limited to, all work product developed, discovered, improved, authored, derived, invented or acquired by Employee that: (i) incorporates or reflects any Confidential information, (ii) relates to the business of the Company or the Company's actual or anticipated research and development with respect to Confidential Information, or (iii) results from any work performed by Employee for the Company. Work Product shall not include anything relating to a potential transaction or matter which involves the business of the Company as then conducted (or is related thereto, or a business the Company is then contemplating entering) and may be an investment or business opportunity or of prospective economic or competitive advantage to the Company, with respect to which the Board of Directors of the Company has made a determination not to pursue.

13.          Non-Competition: Employee absolutely and unconditionally covenants and agrees that, for the period commencing on the Separation Date through the period ending 12 months thereafter (the “Restrictive Period”), Employee will not, either directly or indirectly, solely or jointly with any other person or persons, as an employee, consultant or advisor, or as an individual proprietor, partner, stockholder, director, officer, joint venturer, investor, lender or in any other capacity (whether or not engaged in business for profit), engage or participate in a Competing Business (as defined below). Nothing herein contained shall, however, prohibit Employee’s acquisition or ownership of (i) stock or securities listed on a national or regional securities exchange or the Nasdaq Stock Market, so long as such investments, in the aggregate, in any particular business enterprise constitute less than five percent (5%) of the total issued and outstanding stock and securities of such enterprise or (ii) passive investment in units or other interests in private equity or hedge funds to similar investment vehicles. The term “Competing Business” means (i) the manufacture and sale of immune globulin intravenous (IGIV) and hyperimmune immunoglobulin (IG), (ii) plasma collection, (iii) the manufacture of plasma products competitive with products manufactured by or under development by the Company, (iv) the manufacture of vaccines to stimulate hyperimmune donors, and (v) any other specific business being conducted by the Company during the term of the Employee’s employment with the Company.  Nothing herein shall restrict the ability of any of the Permitted Entities, as such term is used in Employee’s Amended and Restated Employment Agreement (which is otherwise superseded), to continue the conduct of their existing businesses.

14.          Non-Solicitation:  Employee absolutely and unconditionally covenants and agrees that, during the Restrictive Period, Employee will not, either directly or indirectly, for any reason, whether for Employee’s own account or for the account of any other person, natural or legal, without the prior written consent of the Company: (i) solicit, employ, deal with or otherwise interfere with any contract or relationship of the Company with any employee, officer, director or any independent contractor of the Company, while such person or entity is employed by or associated with the Company or in the case of former employees within one year of the termination of such person's employment with the Company during the Restrictive Period, unless such person was terminated without cause by the Company, (ii) solicit, accept, deal with or otherwise interfere with any contract or relationship of the Company with any independent contractor, customer, client or supplier of the Company or with any person, natural or legal the effect of which would have an adverse effect on the Company, or (iii) solicit or otherwise interfere with any existing or proposed contract between the Company and any other person, natural or legal.  Other than responding to requests made pursuant to Section 8, Employee agrees not to contact or communicate with employees, directors or independent contractors of the Company except for personal reasons.  Without limitation to the foregoing, Employee may continue to work with any independent contractor, customer, client or supplier of the Company, or with any person, natural or legal, who or which has had a previous relationship with any of the Permitted Entities, as such term is used in Employee’s Amended and Restated Employment Agreement (which is otherwise superseded),  and which may continue to have such a relationship while honoring any commitments or obligations that it may have with the Company or with whom the Employee had a preexisting relationship prior to the Employee’s employment with the Company.

15.          Indemnification:  The Company shall abide by any preexisting obligations to indemnify Employee pursuant to the Company Charter.

16.          Rule of Ambiguities:  It is agreed and understood that the general rule that ambiguities are to be construed against the drafter shall not apply to this Agreement.  In the event that any language in this Agreement is found or claimed to be ambiguous, each party shall have the same opportunity to present evidence as to the actual intent of the parties with respect to any such ambiguous language without any inference or presumption being drawn against the drafter.

17.          Severability:  It is the desire and intent of the parties that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought.  In the event that any one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.  Moreover, if any one or more of the provisions contained in this Agreement shall be held to be excessively broad as to duration, scope, activity or subject, such provisions shall be construed by limiting or reducing them so as to be enforceable to the maximum extent compatible with applicable law.

18.          Non-Admission of Liability:  This Agreement is not, and shall not in any way be construed as, an admission by the Company that it has acted wrongfully with respect to Employee or any other person, or that Employee has any rights whatsoever against the Company except as set forth herein.  The Company specifically disclaims any liability to or wrongful acts against Employee or any other person.

19.          Representation:  Employee acknowledges that he was advised by the Company to consult with an attorney of his own choosing concerning the waivers contained in this Agreement, that Employee retained Thomas M. Wood IV, Esq., and that the waivers Employee has made herein are knowing, conscious, and with full appreciation that Employee is forever foreclosed from pursuing any of the rights so waived.

20.         No Modification:  No waiver or modification of this Agreement or any term or provision hereof shall be binding unless it is in writing and signed by the parties hereto or their expressly authorized representatives.

21.          Choice of Law; Dispute Resolution:  This Agreement shall be construed in accordance with the laws of the State of Florida without regard to conflicts of law principles.   Employee and the Company hereby submit to the exclusive jurisdiction of the state and federal courts located in Florida (and waive the defenses of lack of jurisdiction or inconvenient forum to the maintenance of any such action or proceeding in such venue) for any proceedings to obtain injunctive relief for a breach or threatened breach of any covenants herein.

22.         Injunctive Relief:  Employee agrees and acknowledges that the Company will be irreparably harmed by any breach, or threatened breach, by Employee of this Agreement and that monetary damages would be grossly inadequate.  Accordingly, Employee agrees that in the event of a breach or threatened breach by Employee of this Agreement, the Company shall be entitled to immediate injunctive or other preliminary or equitable relief, as appropriate, in addition to all other remedies available at law and equity, without being required to post a bond.

23.         No Disclosure:  Other than as may be required by law, Employee agrees not to disclose to anyone, other than Employee’s immediate family, accountant, and attorney, the contents of this Agreement, the circumstances surrounding it, or its terms, conditions, and negotiation, including the dollar amounts set forth herein, and then only upon their express agreement not to disclose such subject matter to another person, except as required by law.

24.         Entire Agreement:  This Agreement sets forth the entire agreement between the parties hereto and fully supersedes and replaces any and all prior agreements, arrangements, or understandings (whether oral or written) between the parties hereto pertaining to the subject matter hereof.  Employee acknowledges and agrees that in signing this Agreement, Employee has not relied upon any representation, promise, or inducement that is not expressly set forth in this Agreement.  All prior written agreements between Employee and the Company remain in effect unless modified by the provisions herein.

25.         Revocation Period; Effective Date:  Employee shall have a period of twenty-one (21) days from the date on which a copy of this Agreement has been delivered to Employee to consider whether to sign it.  In the event that Employee elects to sign and return to the Company a copy of this Agreement, Employee has a period of seven (7) days following the date of Employee’s execution to revoke this Agreement (the “Revocation Period”) by delivering a written letter to ADMA Biologics, Inc., 5800 Park of Commerce Blvd., NW, Boca Raton, FL 33487, Attention: Kim Tripodo, Executive Director & Head of Human Resources, within the Revocation Period notifying ADMA Biologics of Employee’s revocation.  Employee further acknowledges and agrees that, in the event that Employee revokes this Agreement, the Agreement shall have no force or effect, and Employee shall have no right to receive any of the benefits provided for hereunder.  Provided that Employee signs and does not revoke the Agreement as set forth above, it shall become effective on the eighth (8th) day following Employee’s execution of this Agreement (the “Effective Date”).  Employee acknowledges and agrees that, in the event Employee does not sign this Agreement within such twenty-one (21) day period or revokes his consent during the additional seven (7) day period described above: (i) the Agreement shall have no force or effect and Employee’s last day of employment with the Company was the Separation Date.

26.         Voluntary Execution:  Employee hereby acknowledges that Employee has read and that Employee understands the foregoing Agreement and that Employee has affixed their signature hereto voluntarily and without coercion.

27.        Counterparts:  This Agreement may be executed in any number of counterparts, which together shall be effective as if they were a single document.  Signatures on the Agreement transmitted by email or facsimile copy shall have the same force and effect as original signatures.

28.         Cost of Enforcement:  In the event of litigation involving this Agreement, the non-prevailing party shall reimburse the prevailing party for all costs and expenses, including reasonable attorneys’ fees and expenses, incurred in connection with any such litigation or arbitration, including any appeal therefrom.

PLEASE READ CAREFULLY. THIS SEPARATION AGREEMENT AND RELEASE INCLUDES A RELEASE OF KNOWN AND UNKNOWN CLAIMS.

EMPLOYEE		ADMA Biologics, Inc.

By:	/s/ James Mond	By:	/s/ Adam Grossman

Name:	James Mond	Name:	Adam Grossman

Title:		Title:	President & CEO

Date:	August 4, 2021	Date:	August 6, 2021